SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 28, 2002

CONTINENTAL AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10323	74-2099724
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1600 Smith Street, Dept. HQSEO, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 324-2950
(Registrant's telephone number, including area code)

Item 5. Other Events.

On July 1, 2002, Continental Airlines, Inc. issued a press release announcing an after tax special charge of $96 million ($152 million pre-tax) primarily related to the impairment and accrual of lease exit costs of its MD-80 and turboprop fleet, and an after tax charge of $8 million ($12 million pre-tax) to write down its receivable from the U.S. government related to the Air Transportation Safety and System Stabilization Act grant program as a result of the finalization of its application for that grant. Both of these charges were recorded in the quarter ended June 30, 2002. In the release, the Company also reported its June performance and its estimated consolidated breakeven load factor for July 2002. The press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

On June 28, 2002, Standard & Poor's lowered its debt ratings for all of Continental's debt securities, except bond-insured obligations. Continental's corporate credit rating was reduced from BB- to B+ and it unsecured credit rating was reduced from B to B-.

Item 7. Financial Statements and Exhibits.

    Exhibits

      Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CONTINENTAL AIRLINES, INC.

By /s/ Jennifer L. Vogel
Jennifer L. Vogel
Vice President and General Counsel

July 1, 2002

EXHIBIT INDEX

99.1	Press Release